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                                                                    EXHIBIT 99.2


                   [FORM OF NOTICE OF GUARANTEED DELIVERY]

                                 With Respect to

                      FAIRFIELD MANUFACTURING COMPANY, INC.

               11 1/4% CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                  This form must be used by a holder of the 11 1/4% Cumulative Exchangeable Preferred Stock, par value $.01 par value, liquidation preference $1000.00 per share (the "Existing Preferred Stock") of Fairfield Manufacturing Company, Inc., a Delaware corporation ("Fairfield"), that wishes to tender Existing Preferred Stock to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Procedures for Tendering" of the Prospectus dated June 12, 1997 (the "Prospectus") and in Instruction 1 to the accompanying Letter of Transmittal. Any holder that wishes to tender Existing Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.


         To:      United States Trust Company of New York, Exchange Agent

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                         By Mail:                                                By Facsimile:
         United States Trust Company of New York                                 (212)420-6152

                       P.O. Box 843                                    (For Eligible Institutions Only)
                      Cooper Station

                   New York, N.Y. 10276
           Attention: Corporate Trust Services

                 By Overnight Courier or                                     By Hand to 4:30 p.m.:
                 By Hand after 4:30 p.m.:                           United States Trust Company of New York

         United States Trust Company of New York                                 111 Broadway
                 770 Broadway, 13th Floor                                    New York, N.Y. 10006

                   New York, N.Y. 10003                          Attention: Lower Level Corporate Trust Window
        Attention: Corporate Trust Redemption Unit

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                            For Information Call:
                                (800) 548-6565


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
  FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH

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                 ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

                  The undersigned hereby tenders to Fairfield, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Preferred Stock specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Existing Preferred Stock listed below:

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  Certificate Number(s) (if known) of
  Existing Preferred Stock or Account      Aggregate Number of Shares             Aggregate Principal
   Number at the Book-Entry Facility       Represented by Certificate          Amount of Shares Tendered
--------------------------------------------------------------------------------------------------------------



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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                     SIGN HERE

Name of Registered or Acting Holder:

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Date:___________________________________________________________________________

                                  GUARANTEE
                   (Not to be used for signature guarantee)
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                  The undersigned, a firm which is a member of a registered
national securities exchange or of the National Associates of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfers of such Existing Preferred Stock into the Exchange Agent's account at the book-entry transfer facility described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering" and in the Letter of Transmittal) and any other required documents, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.


                                  SIGN HERE

Name of firm:__________________________________________________________________

Authorized Signature:__________________________________________________________

Name (please print):___________________________________________________________

Address:_______________________________________________________________________

Telephone Number:______________________________________________________________

Date:__________________________________________________________________________


DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

                  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt

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requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

                  2. Signatures on this Notice of Guaranteed Delivery. If this

Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Preferred Stock referred to herein, the signature must correspond with the name(s) written on the face of the Existing Preferred Stock without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of Existing Preferred Stock, the signature must correspond with the name shown on the security position listing as the owner of the Existing Preferred Stock.

                  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Preferred Stock listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Preferred Stock or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

                  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

                  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for as sistance concerning the Exchange Offer.